UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 16, 2008
__________________________________________________
Date of Report (Date of earliest event reported)

EYI INDUSTRIES, INC.
_____________________________________________________
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-29803
(Commission File Number)

88-0407078
(IRS Employer Identification No.)

7865 Edmonds Street, Burnaby, BC Canada
(Address of principal executive offices)

V3N 1B9
(Zip Code)

604-759-5031
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 4.01 Changes in Registrant's Certifying Accountant

On June 16, 2008, the Registrant was advised that its auditors, Williams and Webster, P.S., have resigned.

During the period of engagement of Williams and Webster, P.S. the auditor's reports issued by them did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the registrant to continue as a going concern. During the engagement period, there were no disagreements between the Registrant and Williams and Webster on any matter of accounting principles or practives, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Williams and Webster would have caused them to make a reference to the matter in its reports on the Registrant's financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant has provided a copy of the disclosures in this report to Williams and Webster, P.S. and the Registrant has requested a letter from the auditors addressed to the COmmission confirming the statements made by the Registrant in this report.


ITEM 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

(d) Exhibits

Exhibit   Description                           Location

16.1      Letter from Williams & Webster, P.S.  Filed herewith


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934,as amended,the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYI INDUSTRIES, INC.

Date: August 7, 2008

By: /s/ Jay Sargeant
Jay Sargeant
President and Chief Executive Officer